     As filed with the Securities and Exchange Commission on August 1, 1997
                                                    Registration No. 333-______
===============================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                   _______________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                    ______________

                                     U.S. BANCORP
                     (Formerly known as First Bank System, Inc.)
                (Exact name of registrant as specified in its charter)

                Delaware                             41-0255900
      (State or other jurisdiction                (I.R.S. Employer
    of incorporation or organization)            Identification No.)

            First Bank Place
         601 Second Avenue South
         Minneapolis, Minnesota                       55402-4302
  (Address of Principal Executive Offices)            (Zip Code)

                                     U.S. BANCORP
                               EMPLOYEE INVESTMENT PLAN
                               (Full title of the plan)

           Lee R. Mitau, Esq.
              U.S. Bancorp              Copy to:  Patrick F. Courtemanche, Esq.
            First Bank Place                     Dorsey & Whitney LLP
         601 Second Avenue South                Pillsbury Center South
     Minneapolis, Minnesota 55402-4302          220 South Sixth Street
 (Name and address of agent for service)    Minneapolis, Minnesota  55402-1498

                                    (612) 973-1111
            (Telephone number, including area code, of agent for service)
                                   _______________

                           CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                               Proposed maximum    Proposed maximum     Amount of
Title of securities to be       Amount to be  offering price per  aggregate offering  registration
  registered                     registered        share(1)            price (1)           fee
---------------------------------------------------------------------------------------------------------

Common Stock, $1.25 par value   2,000,000     $ 87.00             $174,000,000          $52,728
=========================================================================================================

(1) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on July 25, 1997.

    Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests in the U.S. Bancorp Employee Investment Plan to be offered and sold pursuant to such plan.

                                       PART II.
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents that have been filed by U.S. Bancorp (formerly known as First Bank System, Inc.)(the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement, as of their respective dates:

         (a) First Bank System, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996;

         (b) First Bank System, Inc.'s Quarterly Report on Form 10-Q for the quarter ending March 31, 1997;

         (c) First Bank System, Inc.'s two Current Reports on Form 8-K filed March 20, 1997 and the Current Report on Form 8-K filed June 24, 1997;

         (d) the description of the Company's Common Stock contained in Item 1 of the Registration Statement on Form 8-A dated March 19, 1984, as amended in its entirety by that Form 8 Amendment dated February 26, 1993 and that Form 8-A/A-2 dated October 6, 1994, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this Prospectus and prior to the termination of the offering described herein.

         All documents filed by the Company or by the Company's Employee Investment Plan (the "Plan") pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The description of the Company's capital stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

         Article Ninth of the Company's Restated Certificate of Incorporation provides that a director shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under the Delaware statutory provision making directors personally liable for unlawful payment of dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction for which the directors derived an improper personal benefit.

         The Bylaws of the Company provide that the officers and directors of the Company shall be indemnified to the full extent permitted by the Delaware
General Corporation Law, as amended from time to time.   The Board of Directors
has discretion to indemnify any employee of the Company for actions arising by reason of the employee's employment with the Company. Expenses incurred by officers and directors in defending actions, suits, or proceedings shall be paid by the Company in advance of any final disposition if such officer or director agrees to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified under Delaware law.

         The Company maintains a standard policy of officers' and directors' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         No securities are to be reoffered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS.

EXHIBIT NUMBER                     DESCRIPTION
--------------                     -----------

      4.1 Specimen certificate representing the Common Stock of the Company.

      4.2 Form of Proposed Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-4, dated June 17, 1997, File No. 333-29409).

      4.3 Form of Proposed Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-4, File No. 333-29409).

      4.4 Certificate of Designation for the Company's Series 1990A Preferred Stock (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      4.5 Stock Purchase Agreement, dated as of May 30, 1990, among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and the Company (without exhibits) (incorporated by reference to Exhibit 4.8 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      4.6 First Amendment, dated as of June 30, 1990, to Stock Purchase Agreement among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and the Company (incorporated by reference to Exhibit 4.9 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      4.7 Second Amendment, dated as of July 18, 1990, to Stock Purchase Agreement among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and the Company (incorporated by reference to Exhibit
                4.10 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      4.8 Stock Purchase Agreement, dated as of May 30, 1990, between The State Board of Administration of Florida and the Company (without exhibits) (incorporated by reference to Exhibit 4.11 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      4.9 Form of Periodic Stock Purchase Right (incorporated by reference to Exhibit 4.12 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      4.10      Form of Risk Event Warrant (incorporated by reference to
                Exhibit 4.13 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      4.11 Registration Rights Agreement, dated as of July 18, 1990, among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and the Company (incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      4.12 Registration Rights Agreement, dated as of July 18, 1990, between The State Board of Administration of Florida and the Company (incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      4.13 Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, copies of instruments defining the rights of holders of long-term debt are not filed. The Company agrees to furnish a copy thereof to the Securities and Exchange Commission upon request.

     23.1       Consent of Ernst & Young LLP.

     23.2       Consent of Deloitte & Touche LLP.

     23.3       Consent of Coopers & Lybrand L.L.P.

     24.1       Power of Attorney.


         The Company has submitted or will submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under
Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9.  UNDERTAKINGS.

    A.   POST-EFFECTIVE AMENDMENTS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B.   SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C.   CLAIMS FOR INDEMNIFICATION.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 1, 1997.

                                       U.S. BANCORP


                                       By /s/ John F. Grundhofer
                                         ---------------------------------
                                          John F. Grundhofer
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

    NAME                         TITLE                               DATE
    ----                         -----                               ----

/S/ John F. Grundhofer        President Chief                   August 1, 1997
--------------------------    Executive Officer and Director
John F. Grundhofer            (principal executive officer)

/S/ Susan E. Lester           Executive Vice President and      August 1, 1997
--------------------------    Chief Financial Officer
Susan E. Lester               (principal financial officer)

/S/ David J. Parrin           Senior Vice President and         August 1, 1997
--------------------------    Controller (principal
David J. Parrin               accounting officer)

         *
--------------------------    Director                          August 1, 1997
Linda L. Ahlers

         *
--------------------------    Director                          August 1, 1997
Harry L. Bettis

         *
--------------------------    Director and Chairman             August 1, 1997
Gerry B. Cameron

         *
--------------------------    Director                          August 1, 1997
Carolyn Silva Chambers

         *
--------------------------    Director                          August 1, 1997
Arthur D. Collins, Jr.

         *
--------------------------    Director                          August 1, 1997
Peter H. Coors

         *
--------------------------    Director                          August 1, 1997
Franklin G. Drake

         *
--------------------------    Director                          August 1, 1997
Robert L. Dryden

    NAME                         TITLE                               DATE
    ----                         -----                               ----

         *
--------------------------    Director                          August 1, 1997
John B. Fery

         *
--------------------------    Director                          August 1, 1997
Joshua Green III

         *
--------------------------    Director                          August 1, 1997
Roger L. Hale

         *
--------------------------    Director                          August 1, 1997
Delbert W. Johnson

         *
--------------------------    Director                          August 1, 1997
Norman M. Jones

         *
--------------------------    Director                          August 1, 1997
Richard L. Knowlton

         *
--------------------------    Director                          August 1, 1997
Jerry W. Levin

         *
--------------------------    Director                          August 1, 1997
Kenneth A. Macke

         *
--------------------------    Director                          August 1, 1997
Allen T. Noble

         *
--------------------------    Director                          August 1, 1997
Edward J. Phillips

         *
--------------------------    Director                          August 1, 1997
Paul A. Redmond

         *
--------------------------    Director                          August 1, 1997
S. Walter Richey

         *
--------------------------    Director                          August 1, 1997
Richard L. Robinson

         *
--------------------------    Director                          August 1, 1997
N. Stewart Rogers


--------------------------    Director                          August 1, 1997
Richard L. Schall

    NAME                         TITLE                               DATE
    ----                         -----                               ----

         *
--------------------------    Director                          August 1, 1997
Walter Scott, Jr.

         *
--------------------------    Director                          August 1, 1997
Benjamin R. Whiteley




*By /S/ David J. Parrin
   -----------------------
David  J. Parrin
Pro se and as Attorney-in-fact

         Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on the 1st day of August, 1997.


                                   U.S. BANCORP
                                   EMPLOYEE INVESTMENT PLAN


                                   By:  U.S. Bancorp Employee Investment Plan
                                        Benefit Administration Committee



                                   By:   /s/ Joseph O. Weissenborn
                                        --------------------------------------
                                        Joseph O. Weissenborn
                                        Benefit Administration Committee Member

                              EXHIBIT INDEX



EXHIBIT NUMBER                     DESCRIPTION
--------------                     -----------

      4.1 Specimen certificate representing the Common Stock of the Company.

      4.2 Form of Proposed Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-4, dated June 17, 1997, File No. 333-29409).

      4.3 Form of Proposed Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-4, File No. 333-29409).

      4.4 Certificate of Designation for the Company's Series 1990A Preferred Stock (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      4.5 Stock Purchase Agreement, dated as of May 30, 1990, among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and the Company (without exhibits) (incorporated by reference to Exhibit 4.8 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      4.6 First Amendment, dated as of June 30, 1990, to Stock Purchase Agreement among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and the Company (incorporated by reference to Exhibit 4.9 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      4.7 Second Amendment, dated as of July 18, 1990, to Stock Purchase Agreement among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and the Company (incorporated by reference to Exhibit
                4.10 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      4.8 Stock Purchase Agreement, dated as of May 30, 1990, between The State Board of Administration of Florida and the Company (without exhibits) (incorporated by reference to Exhibit 4.11 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      4.9 Form of Periodic Stock Purchase Right (incorporated by reference to Exhibit 4.12 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      4.10      Form of Risk Event Warrant (incorporated by reference to
                Exhibit 4.13 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      4.11 Registration Rights Agreement, dated as of July 18, 1990, among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and the Company (incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      4.12 Registration Rights Agreement, dated as of July 18, 1990, between The State Board of Administration of Florida and the Company (incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      4.13 Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, copies of instruments defining the rights of holders of long-term debt are not filed. The Company agrees to furnish a copy thereof to the Securities and Exchange Commission upon request.

     23.1       Consent of Ernst & Young LLP.

     23.2       Consent of Deloitte & Touche LLP.

     23.3       Consent of Coopers & Lybrand L.L.P.

     24.1       Power of Attorney.